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                             ARTHUR ANDERSEN LLP


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated January 21, 1998 incorporated by reference in this Form 10-K of Staten Island Bancorp, Inc. ("Bancorp"), into Bancorp's previously filed Registration Statement on Form S-8 (File No. 333-46693).


                                          /s/ Arthur Andersen LLP



New York, New York
March 27, 1998